                                                                 EXHIBIT 10.2(c)


                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of the fourteenth day of February, 2000, by and among each of CC VIII Operating, LLC, a Delaware limited liability company ("CC VIII Operating"), Charter Telephone of Michigan, LLC, a Delaware limited liability company ("Charter Michigan"), Charter Telephone of Minnesota, LLC, a Delaware limited liability company ("Charter Minnesota") and Midwest Video Electronics, Inc., a Minnesota corporation ("Midwest" and collectively with CC VIII Operating, Charter Michigan, and Charter Minnesota, the "Company"), and Charter Communications, Inc., a Delaware corporation (the "Manager").

     A. The Company desires to retain the Manager to manage and operate the cable television systems owned by the Company and its subsidiaries and any cable television systems subsequently acquired by the Company and its subsidiaries (the "Cable Systems").

     B. The Manager has agreed to manage and operate the Cable Systems, all upon the terms and conditions hereinafter set forth.

     In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Retention of the Manager. The Company hereby appoints the Manager as a manager for the Cable Systems, and the Manager hereby agrees to serve the Company as a manager for the Cable Systems, pursuant to the terms and conditions hereinafter set forth.

     2. Authority and Duties of the Manager.

        (a) The Company agrees to seek the advice of the Manager regarding the business, properties and activities of the Cable Systems during the term hereof, and subject to the direction, control and general supervision of the Company, the Manager agrees to provide such advice. The Manager shall give such advice in a businesslike, efficient, lawful and professional manner in accordance with this Agreement.

        (b) Without limiting the generality of the foregoing, the Manager shall provide all management services with respect to the operation of the Cable Systems, including, but not limited to, the following:

                    (i) advice concerning the hiring, termination, performance and training of personnel;

                    (ii) review, consultation and advice concerning personnel, operations, engineering and other management and operating policies and procedures;

                    (iii) review, consultation and advice concerning maintenance standards for plant and equipment of the Cable Systems, advice as to the Cable

Systems' normal repairs, replacements, maintenance and plant upgrades, and provide for periodic inspections;

                    (iv) recommendations on all necessary action to keep the operation of the Cable Systems in compliance, in all material respects, with the conditions of the Company's franchises and all applicable rules, regulations and orders of any federal, state, county or municipal authority having jurisdiction over the Cable Systems;

                    (v) assistance in the negotiation of, or directly negotiate, on behalf of the Company, operating agreements (including, but not limited to, pole attachment agreements, office and headend leases, easements and right-of-way agreements), contracts for the purchase, lease, license or use of properties, equipment and rights as may be necessary or desirable in connection with the operation or maintenance of the Cable Systems and such other agreements on behalf of the Company as are necessary or advisable for the Cable Systems and assistance in the procuring, or directly procuring, on behalf of the Company, such programming, billing and other services and equipment deemed necessary and advisable for the Cable Systems;

                    (vi) development of recommendations for, and negotiate the acquisition and maintenance of, such insurance coverage with respect to the Cable Systems as the Company may determine upon advice and consultation of the Manager;

                    (vii) guidance on all marketing, sales promotions and advertising for the Cable Systems;

                    (viii) assistance in the financial budgeting process and the implementation of appropriate accounting, financial, administrative and managerial controls for the Cable Systems;

                    (ix) preparation for use by the Company of financial reports and maintenance of books of accounts and other records reflecting the results of operation of each Cable System and/or subsidiary; and

                    (x) advice and consultation with the Company in connection with any and all aspects of the Cable Systems and the day to day operation thereof and consultation with the Company with respect to the selection of attorneys, consultants and accountants.

     3.       Management Expenses.

              (a) The Manager shall charge to, or be reimbursed by the Company for, all expenses, costs, losses, liabilities or damages incurred by the Manager attributable to the ownership or operation of the Cable Systems, including, where applicable, pro rata allocation for services and purchases made by the Manager on behalf of the Cable Systems and other companies and cable systems managed by the Manager, subject to the limitations set forth in Section 6 (the "Company Expenses"). In addition to reimbursement for Company Expenses, the Manager shall be reimbursed for all other expenses, costs, losses, liabilities or damages incurred by the Manager in connection with the performance of its duties hereunder, including, without limitation, the Manager's costs for overhead, administration and salaries (collectively, the "Management Fee"), provided that the Management Fee shall not include expenses incurred by Manager that are in the nature of the "Company Expenses" and are paid to the Manager by another company or cable system managed by Manager. Management Fees shall only be paid to the Manager by the Company to the extent permitted by the Credit Agreement (as defined below) and any other material agreement applicable to the Company or the Manager.

                           Notwithstanding the foregoing, the Management Fees
(but not other Company Expenses) due and payable as provided in the preceding paragraph of this Section 3 shall be subordinated and junior in right of payment to the prior payment in full in cash of all of the Senior Debt (as defined below) and shall not be paid except to the extent allowed under the Credit Agreement (as defined below). In the event of any bankruptcy or similar proceeding relative to the Company (a "Reorganization"), then all of the Senior Debt shall first be paid in full in cash before any payment of the Management Fees is made, and in any Reorganization any amount payable in respect of the Management Fees shall be paid directly to the Administrative Agent referred to below, unless all the Senior Debt has been paid in full in cash. The Manager hereby irrevocably authorizes the Administrative Agent (under and as defined in the Credit Agreement), as attorney-in-fact for the Manager, to vote, file or prove any claim or proof of claim in any Reorganization in respect of the Management Fees and to demand, sue for, collect and receive any such payment. The Manager shall take any actions requested by the Administrative Agent in order to accomplish any of the foregoing. If the Manager receives any payment hereunder in violation of the terms hereof or in connection with any Reorganization (prior to the payment in full in cash of the Senior Debt), the Manager shall hold such payment in trust for the benefit of the holders of the Senior Debt and forthwith pay it over to the Administrative Agent. Amounts payable to the Manager in accordance with this Section 3 which remain unpaid by reason of the foregoing shall be accrued as a liability of the Company and shall be payable as soon as the conditions to payment are fulfilled. The deferred portion of the Management Fees will bear interest at the rate of ten percent (10%) per annum, compounded annually, from the date otherwise due and payable until the payment thereof.

                           As used herein, (i) "Credit Agreement" means the
Credit Agreement, dated as of February 2, 1999, as amended and restated as of February ___, 2000 among CC VIII Holdings, LLC, a Delaware limited liability company, CC VIII Operating, as borrower thereunder, the Lenders parties thereto and the Documentation Agents, Syndication Agents and Administrative Agent named therein, as amended, restated, supplemented or otherwise modified from time to time, and (ii) "Senior Debt" means the principal amount of all loans and guarantee obligations from time to time outstanding or owing under the Credit Agreement and the other loan documents executed and delivered by the Company pursuant thereto, together with interest thereon (including any interest subsequent to any filing for Reorganization, whether or not such interest would constitute an allowed claim, calculated at the rate set forth for overdue loans in the Credit Agreement) and all other obligations of the Company under the Credit Agreement and such other loan documents.

              (b) Notwithstanding any termination of this Agreement pursuant to
Section 4, the Manager shall, subject to the limitations set forth in the preceding paragraphs above, remain entitled (i) to receive the Management Fees set forth in Section 3(a) incurred prior to the date of termination which have not been paid to the Company; and (ii) to receive payment of the deferred Management Fees at the time of such termination if, and to the extent that, payment thereof is otherwise permitted under Section 3(a).

     4. Term of Agreement. The term of this Agreement shall be ten years commencing on the date hereof, unless sooner terminated pursuant to the terms of this Agreement. This Agreement may be terminated as follows: (a) by the Company immediately upon written notice to the Manager for Cause (as defined below) or
(b) automatically on the consummation of the sale of all or substantially all of the Company's assets. For purposes hereof, "Cause" shall exist if the Manager has engaged in gross negligence or willful misconduct in the performance of its duties hereunder which could have a material adverse effect on the Company.

     5. Liability. The Company shall bear any and all expenses, liabilities, losses or damages resulting from the operation of the Cable Systems, and the Manager, its partners, officers, directors and employees shall not, under any circumstances, be held liable therefor, except that the Manager shall be liable for any loss or damage which results from its own gross negligence or willful misconduct. Neither the Manager nor any of its partners, members, officers, directors and employees shall be held to have incurred any liability to the Company, the Cable Systems or any third party by virtue of any action not constituting gross negligence or willful misconduct taken in good faith by it in discharge of its duties hereunder, and the Company agrees to indemnify the manager and its shareholders, partners, directors, officers and employees and hold the Manager and its partners, directors, officers and employees harmless with respect of the foregoing, including, but not limited to, reasonable attorneys' fees.

     6. Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by a party pursuant to this Agreement shall be in writing and shall be deemed given upon receipt if personally delivered (including by messenger or recognized delivery or courier service) or on the date of receipt on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, delivered or addressed as set forth below. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed receipt of the notice:

              (a)       If to the Company:

                        c/o Charter Communications, Inc.
                        12444 Powerscourt Drive, Suite 400
                        St. Louis, Missouri  63131
                        Attention:  Jerald L. Kent

              (b)       If to the Manager:
                        Charter Communications, Inc.
                        12444 Powerscourt Drive, Suite 400
                        St. Louis, Missouri  63131
                        Attention:  Jerald L. Kent

              7. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principles thereof.

              8. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement is not transferable or assignable by any of the parties hereto except as may be expressly provided herein. This Agreement may not be amended, supplemented or otherwise modified except in accordance with the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written and effective as of the Effective Date.

                                    "Company"

                                    CC VIII OPERATING, LLC
                                    a Delaware limited liability company


                                    By: /s/ Marcy Lifton
                                        ----------------
                                            Name:  Marcy Lifton
                                            Title:     Vice President


                                    CHARTER TELEPHONE OF MICHIGAN, LLC,
                                    a Delaware limited liability company

                                    By: /s/ Marcy Lifton
                                        ----------------
                                            Name:  Marcy Lifton
                                            Title:     Vice President


                                    CHARTER TELEPHONE OF MINNESOTA, LLC,
                                    a Delaware limited liability company

                                    By: /s/ Marcy Lifton
                                        ----------------
                                            Name:  Marcy Lifton
                                            Title:     Vice President

                                    MIDWEST VIDEO ELECTRONICS, INC.
                                    a Minnesota corporation


                                    By:  /s/ Marcy Lifton
                                         ----------------
                                            Name: Marcy Lifton
                                            Title:    Vice President

                                    CHARTER COMMUNICATIONS, INC.,
                                    a Delaware corporation


                                    By: /s/ Marcy Lifton
                                        ----------------
                                            Name:  Marcy Lifton
                                            Title:     Vice President